Exhibit 10.2

SECURED PROMISSORY NOTE

U.S. $600,000.00

June 22, 2012

1.

FOR VALUE RECEIVED, the undersigned, jointly and severally, (collectively, "Borrower") promises to pay SARASOTA VARCA II LLC, or assignee ("Note Holder") the principal sum of Six Hundred Thousand ($600,000.00) U.S. Dollars ("Principal Amount"), with interest thereon from the date of disbursement, until paid, at the rate of 10% per annum.  The Principal Amount shall be disbursed in three increments of $200,000.00. The first disbursement shall be June 1, 2012.  The second disbursement shall be made on July 2, 2012.  The third and final disbursement shall be September 4, 2012. Interest shall accrue on the Principal Amount disbursed accruing from the date of such disbursement. Accrued interest shall be payable monthly as set forth in Section 7 below.  The entire Principal Amount and all accrued and unpaid interest thereon shall be due and payable in full on or before the Maturity Date. Capitalized terms used herein shall have the same meaning as used in that certain Loan Agreement between Note Holder as Lender and Borrower of even date.

2.

The Balloon Payment shall be made by check and payable to the order of Note Holder at the address of Note Holder set forth in Section 6.04 of that certain Loan Agreement, or wire transfer. Notwithstanding the forgoing, the Note Holder may at its sole option, convert the balloon payment due on the Maturity Date to common stock of Varca Ventures Inc.(“Varca”) at a conversion rate of $ .25 per share (conversion rate is based on a Company valuation of  $17,000,000 and 70,000,000 outstanding unregistered common shares), in the name of Lender or its members, by sending Varca written notice of its intent to elect such option at least thirty (30) days prior to the Maturity Date or the prepayment date.

3.

If any Payment is not paid when due, or if any default under any Security Agreement securing this Note occurs, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note Holder; and the indebtedness shall bear interest at the rate of 18% per annum from the date of default.  Note Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to reasonable attorneys' fees.

4.

Borrower may prepay the principal amount outstanding under this Note, in whole, or part, at any time without a penalty. However, Borrower shall give Note Holder forty five (45) Days advanced written notice of its intent to prepay.  In the event of a prepayment, Borrower shall pay to Note Holder the principal balance, plus any accrued interest due thereon as of the date of such prepayment.

5.

Borrower and all other makers, sureties, guarantors, and endorses hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity.  This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

6.

Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective in accordance with Section 6.04 of the Loan Agreement.

7.

Payments of interest only shall be due the sooner of the following: (i) within 30 days of Borrower’s receipt of net revenue from its mining operation at the Site, or (ii) no later than December 1, 2012, and continue monthly until the Maturity Date. Further, Note Holder shall have the option to be repaid in milled gold, at a discount, in lieu of such payments, as further described in Section 4.03 of the Loan Agreement.

8.

The indebtedness evidenced by this Note is secured by a Security Agreement of even date and until released said Security Agreement contains additional rights of Note Holder.  Such rights may cause acceleration of the indebtedness evidenced by this Note.  Reference is made to said Security Agreement for such additional terms.  Said Security Agreement grants rights in the  Collateral described therein.

EXECUTED BY BORROWER

VARCA VENTURES, INC. a Nevada corporation By: /s/ Randall Oser Randall Oser, President WILDCAT MINING CORPORATION a Nevada corporation By: /s/ Randall Oser Randall Oser, President

Borrower's Address: 1630 Ringling Blvd., Sarasota, FL 34236

VARCA VENTURES, INC.

NOTICE OF ELECTION

TO

RECEIVE PAYMENT

IN

SHARES OF COMMON STOCK

The undersigned hereby elects, as of __________, 201__:

To receive $______________ , being a ___ portion of the final balloon payment and accrued interest on the outstanding principal balance on the secured promissory note issued by Varca Ventures, Inc. ("Varca") and Wildcat Mining Corporation on June ___, 2012 in the name of the undersigned (the "Note") in shares of Varca common stock, in accordance with the terms and conditions set forth in the Note, to be issued in the name of _________________________________,with an address of __________________________________________________________________________.

Signature:

Print Name:

Entity (if applicable):

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Date: